Bank of Scotland
                                                              Corporate Banking
                                                                155 Bishopsgate
                                                                         London
                                                                       EC2M 3BY



                                                Direct Line:      0207 012 9188
                                                Fax:              0207 012 9459

London Pacific Group Limited
(Company Number 30810)
6 Minden House
Minden Place
St Helier
Jersey
(the "Parent")

and each company listed in Schedule 8



                                                               20 December 2002

Dear Sirs,

TERM LOAN AND GUARANTEE FACILITY OF UP TO $23,000,000

We are pleased to offer London  Pacific Group Limited and each company listed in
Schedule 8 (each a "Borrower" and together the "Borrowers") an extension of the multicurrency facility reduced to $23,000,000 (the "Facility"). This offer is open for acceptance by the Borrowers until 21 December 2002, when it will lapse. If accepted, this letter and its schedules will form the agreement between the Borrowers and BoS for the Facility.

The definitions which shall apply to this letter are given in Schedules 4 and 7.

1.     Conditions Subsequent

       The Borrowers shall deliver to BoS the documents and evidence detailed in
       Schedule 1, in a form and content satisfactory to BoS, within the timescales detailed therein (unless waived or extended by BoS).

2.     The Facility

       2.1    Purpose

              The Borrowers may only use the Facility for its general corporate purposes and BoS shall not be obliged to concern itself with the application of any Advance.

       2.2    Interest in respect of Advances

                     2.2.1 The period for which each Advance is outstanding shall be divided into successive Interest Periods each of which will start on the expiry of the previous period or, in the case of the first Interest Period, on drawdown.

                     2.2.2 The Borrowers will pay interest on each Advance for each Interest Period at the annual rate which is the sum of (1) the Margin, (2) LIBOR and (3) the MLA Costs.

                     2.2.3 Interest will be paid in arrears on each Interest Payment Date.

                     2.2.4 The Borrowers may select Interest Periods of one or three months (subject to Clause 2.2.6 below and/or as otherwise agreed by BoS acting in its sole discretion).

                     2.2.5 If the Borrowers do not select an Interest Period by 11 am on the Business Day preceding its commencement then subject to Clause 2.2.6 below, that Interest Period will be three months.

                     2.2.6 No Interest Period may be selected which (1) extends beyond the Final Repayment Date or (2) would require the Borrowers to prepay an Advance before the end of the relevant Interest Period to ensure that the Facility reduces in accordance with Clause 2.4 below.

                     2.3.7 If there is a repayment, prepayment or recovery of all or any part of an Advance other than on the last day of an Interest Period, then the Borrowers will pay BoS an amount equal to the amount (if any) by which the interest which would have been payable on the amount received at the end of that Interest Period exceeds the interest which, in the opinion of BoS, would have been payable on a deposit in the currency of the amount received or recovered equal to the amount placed by it with a prime bank in London for a period from the first Business Day after the early payment or recovery until the end of that Interest Period and the Borrowers indemnify BoS against any other costs, liabilities or expenses incurred by BoS in connection with that early payment or recovery.

         2.3      Guarantee Fees

                     The Borrowers will pay a fee in respect of each Guarantee (other than in respect of the guarantee by the Parent of Borrowings due to BoS from Furniture Builders Limited) at an annual rate of the Margin of the full amount of the Guarantee Exposure. The fee shall be payable quarterly in advance.

         2.4      Reduction in Facility Exposure

                     2.4.1 Subject to the other provisions of this letter, on each of the dates set out in Column 1 below the Facility Exposure shall be reduced to the level set out in Column 3 by the amount set out in Column 2 and the Available Facility will be reduced by the same amount.

                            1                  2                  3
                            -                  -                  -

                            31 December 2002   $3,000,000         $20,000,000
                            31 March 2003      $5,000,000         $15,000,000
                            30 June 2003       $5,000,000         $10,000,000
                            30 September 2003  $5,000,000         $5,000,000
                            31 December 2003   $5,000,000         -

                     2.4.2 The reduction in the Facility Exposure shall be achieved by either (1) the repayment of principal in respect of a Guarantee (and the resultant release by BoS of its obligations under that element of the relevant Guarantee) or (2) the prepayment of Advances drawn down under the Facility or (3) the collateralisation of the Facility Exposure by means of a payment to the Cash Collateral Account pursuant to Clause 2.7 below.

         2.5      Early Reduction in Facility Exposure

                     The Borrowers may reduce the Facility Exposure early provided that:-

                     2.5.1 they have given BoS at least two Business Days' notice in writing of their intention to reduce early;

                     2.5.2 where the reduction is achieved by the repayment of an Advance, the repayment is made on the last day of an Interest Period or it has met its obligations under Clause 2.2.7 above;

                     2.5.3 any amount applied in early reduction of the Facility Exposure may not be re-borrowed or re-utilised and the Available Facility will be reduced accordingly;

                     2.5.4 any notice issued to BoS under Clause 2.5.1 is irrevocable; and

                     2.5.5 the reduction is applied against the next due reduction or otherwise as agreed between the Parent and BoS.

         2.6      Mandatory Reduction in Facility Exposure

                     2.6.1 The Borrowers will reduce the whole Facility early on a Sale (or if the net sale proceeds are less than total liabilities due by the Borrowers to BoS, then the Borrowers will reduce the Facility to the extent of the net sale proceeds) or Listing.

                     2.6.2 The Borrowers will reduce the Facility early on the recovery of Net Proceeds or Cost Savings (to the extent of any Net Proceeds or Cost Savings at any time recovered) in accordance with Clause 2.6.3 below.

                     2.6.3 All Net Proceeds or Cost Savings shall be paid into the Proceeds Account. BoS shall, on any Interest Payment Date when the balance standing to the credit of the Proceeds Account exceeds $500,000 or otherwise upon the occurrence of an Event of Default be entitled to apply the whole or any part of the sums standing to the credit of the Proceeds Account in the name of the Parent in or towards early reduction of the Facility in accordance with Clause 2.5.5.

                     2.6.4 For the purposes of this Clause 2.6, the Parent shall establish the Proceeds Account in the name of the Parent with BoS. BoS shall have sole signing rights to the Proceeds Account. The Parent shall not be entitled at any time to withdraw or transfer any sums from the Proceeds Account except with the prior consent of BoS.

                     2.6.5 The Parent shall not sell, assign, transfer or otherwise encumber or charge all or any of its right, title and interest in and to the sum or sums from time to time standing to the credit of the Proceeds Account and/or any other rights in respect of the Proceeds Account, other than pursuant to the BoS Documents.

                     2.6.6 The Parent irrevocably authorises BoS in the name of the Parent to do all such acts and execute all such documents which the Parent itself could do or execute in relation to the Proceeds Account in connection with any of the matters dealt with in this Clause 2.6.

                     2.6.7 The amount credited to the Proceeds Account shall bear interest, from the time it is so credited until the sum it is withdrawn from that account or otherwise applied in accordance with this Clause 2.6 at the Rate and such interest shall be credited to the Proceeds Account. After reduction of the Facility Exposure to nil, BoS shall transfer any interest, proceeds, benefits or title which has accrued under, in or to the Proceeds Account to an account nominated by the parent for that purpose (after deduction of any applicable Taxes).

         2.7      Cash Collateral Account

                     2.7.1 For the purposes of Clauses 2.4 and 2.5, the Parent shall establish the Cash Collateral Account in the name of the Parent with BoS. BoS shall have sole signing rights to the Cash Collateral Account. The Parent shall not be entitled at any time to withdraw or transfer any sums from the Cash Collateral Account except with the prior consent of BoS.

                     2.7.2 BoS shall, at any time upon the occurrence of an Event of Default or where a demand has been made of BoS under a Guarantee, be entitled to apply the whole or any part of the sums standing to the credit of the Cash Collateral Account in the name of the Parent in or towards payment of any unpaid sums at any time due from the Borrowers to BoS under the Facility and/or any sums demanded from BoS under a Guarantee and BoS may effect such transactions as are appropriate to implement any such payment and any usual charges or expenses (including any breakage costs) and all applicable Taxes in relation to such transactions shall be paid by the Borrowers.

                     2.7.3 The Parent shall not sell, assign, transfer or otherwise encumber or charge all or any of its right, title and interest in and to the sum or sums from time to time standing to the credit of the Cash Collateral Account and/or any other rights in respect of the Cash Collateral Account, other than pursuant to the BoS Documents.

                     2.7.4 The Parent irrevocably authorises BoS in the name of the Parent to do all such acts and execute all such documents which the Parent itself could do or execute in relation to the Cash Collateral Account in connection with any of the matters dealt with in this Clause 2.7.

                     2.7.5 The amount credited to the Cash Collateral Account shall bear interest, from the time it is so credited until the sum it is withdrawn from that account or otherwise applied in accordance with this Clause 2.7, at the Rate and such interest shall be credited to the Cash Collateral Account and applied in reduction of the Facility Exposure on each Interest Payment Date. After reduction of the Facility Exposure to nil, BoS shall transfer any interest, proceeds, benefits or title which has accrued under, in or to the Cash Collateral Account to an account nominated by the Parent for that purpose (after deduction of any applicable Taxes).

         2.8      Counter indemnity

                     2.8.1 The Borrowers agree to pay to BoS on demand an amount equal to each amount demanded of BoS under each Guarantee and agree to indemnify and undertakes to keep indemnified BoS against all costs, losses, damages, actions, claims, demand, liabilities and expenses of whatsoever nature and howsoever arising which BoS may incur, suffer or sustain by reason of or arising in any way whatsoever (save to the extent resulting from its or its employees or agents negligence or wilful default) in connection with a Guarantee or the issue of a Guarantee or any payments made thereunder.

                     2.8.2 BoS shall at all times be entitled to make any payment under a Guarantee for which a prima facie valid request or demand has been made by or on behalf of a beneficiary under a Guarantee without further investigation or enquiry or any reference to or authority from any Borrower. BoS need not concern itself with the enforceability and/or propriety of any claim which is made in the manner required by the Guarantee nor shall any Borrowers be entitled to refuse payment of any amount claimed from it by BoS under Clause 2.8.1 of this letter on the basis that BoS was or might have been entitled to refuse to make any payment to any beneficiary under the Guarantee. Any payment by BoS to any beneficiary shall be accepted by the parties hereto as conclusive evidence that BoS was liable to make such payment.

                     2.8.3 If a demand for payment under a Guarantee is made to BoS, BoS shall promptly give notice to the Parent setting out details of the demand and shall make a copy of the demand available to it. An amount equal to the amount demanded of BoS shall be due and payable by the Borrowers to BoS in accordance with Clause 2.

                     2.8.4 The obligations of the Borrowers hereunder are continuing obligations and shall not in any way be discharged or impaired by reason of:-

                            2.8.4.1 the illegality  or  unenforceability  of the
                                    obligations  hereunder   under   any   other
                                    document of any other party hereto;

                            2.8.4.2 any time or other  indulgence  which  may be
                                    granted by any beneficiary under a Guarantee
                                    to BoS or by  BoS to any Borrower  or to any
                                    other  person   from   whom   it  may   seek
                                    reimbursement in respect of any sums paid out by it hereunder or in connection with a Guarantee;

                            2.8.4.3 the illegality or unenforceability of or any
                                    variation of the terms of a Guarantee; or

                            2.8.4.4 any circumstance  which  would or might (but
                                    for this  provision)  constitute  a legal or
                                    equitable  discharge   or   defence  of  any
                                    Borrower.

                     2.8.5 Any rights conferred on BoS by this letter shall be in addition to and not in substitution for or derogation from any other rights which BoS may from time to time have or seek for reimbursement or indemnification from any person.

                     2.8.6 BoS shall not be obliged before taking any steps to enforce any rights, powers or remedies conferred upon it by this letter or by law:-

                            2.8.6.1 to take action or obtain judgement in any
                                    court against any other person from whom it may seek reimbursement in respect of sums paid out by it under a Guarantee or this letter; or

                            2.8.6.2 to make or file any claim in any bankruptcy,
                                    winding-up, liquidation or reorganisation of any Borrower or any other person; or

                            2.8.6.3 to enforce or seek to enforce any other
                                    rights which it may have against any
                                    Borrower or any other person or persons.

3.     Hedging

       3.1 The Parent, after consultation with BoS, shall enter into such interest rate protection agreements (with BoS Group) regarding its exposure to interest rates or foreign exchange rates as the Parent and BoS may agree from time to time. Any fee or premium payable to BoS or to any other person in connection with such agreements shall be payable by the Borrower on demand and the Borrowers hereby indemnify BoS (and any of its subsidiaries) against all and any liabilities, losses, damages, costs and other amounts which may arise out of or in connection with such arrangements (including, without limitation, the termination or closing out of such arrangements) save to the extent resulting from the gross negligence or wilful default of BoS or any of its subsidiaries.

       3.2 In consideration of (1) Treasury (now or in the future) entering into any of the agreements contemplated in Clause 3.1 above with any Borrower and (2) BoS entering into the Treasury Guarantee, the Borrowers shall indemnify BoS against the Indemnified Events. In addition, each Borrower:-

                     3.2.1 authorises BoS to make any payments and comply with any demands made under the Treasury Guarantee without further authority from that Borrower and agrees that any such payment shall be binding on that Borrower without further evidence from BoS of its liability to make such payment to Treasury;

                     3.2.2 undertakes to pay to BoS on demand an amount equal to each amount demanded under the Treasury Guarantee and authorises BoS to debit any of that Borrower's accounts with such sums; and

                     3.2.3 agrees that this indemnity shall be a continuing security until such time as all liabilities, claims, damages, costs and expenses incurred or sustained by that Borrower under this indemnity have been paid or discharged in full.

4.     Default Interest

       4.1 If any Borrower fails to pay any sum under or in relation to the Facility on its due date then the Borrowers will pay interest on it until it is paid at the Default Rate.

       4.2 Default interest payable must be paid monthly in arrear and if not paid will itself bear interest at the Default Rate.

5.     Security

       5.1 As security for the Facility and any other money owing or incurred to BoS by any Group Company (including contingent liabilities and all amounts due to BoS in respect of payment commitments entered into by BoS on behalf of any Group Company but not yet debited to that company's account) the Borrowers will deliver or procure delivery of the security detailed in Schedule 1.

       5.2 The Borrowers will grant (to the extent legally possible) such further security to BoS as it may require from time to time and procure that any subsidiary undertaking which is created or is acquired by any Group Company after the date of this letter will grant such security to BoS as it shall notify to the Borrower from time to time and all such further security will secure the Facility and any other money owing or incurred to BoS by any Group Company (including contingent liabilities) provided that BoS will not take any security over the Group's cash accounts required for operational purposes unless there has occurred an Event of Default and BoS requests such security in writing.

6.     Representations and Warranties

       The Borrowers by signing this letter make the representations and warranties set out in Schedule 2 and repeat each of them (save for 7, 8, 10, 11, 17 and 18) on each Interest Payment Date and on each date on which guarantee fees are payable pursuant to Clause 2.3 of this letter.

7.     Covenants

       The Borrowers covenant with BoS that from the date of its acceptance of this letter until all the Borrower's obligations under it have been discharged:-

       7.1    General Covenants

              The Borrowers will at all times comply and procure compliance by each other Group Company with the general covenants set out in
              Schedule 3.

       7.2    Financial Covenants

              The Borrowers will at all times comply with the financial covenants set out in Schedule 4.

       7.3    Financial Information Covenants

              The Borrowers will at all times comply with the financial information covenants set out in Schedule 5.

8.     Default and Indemnity

       8.1 If an Event of Default occurs and has not been waived by BoS in writing, BoS may by notice in writing to the Parent:-

                     8.1.1 cancel any part of the Facility then undrawn or unutilised; and/or

                     8.1.2 require repayment (immediately or otherwise as BoS may require) of the Facility together with accrued interest;

                     8.1.4  call for cash  cover in  respect  of any  Guarantee;
                            and/or

                     8.1.5 require that interest and/or guarantee fees are payable on the Facility at the Default Rate.

       8.2    The Borrowers will indemnify (and keep indemnified) BoS on written
              demand  against  any  loss  or  expense   (reasonably   incurred),
              including legal fees, which BoS sustains or incurs:-

                     8.2.1 because of a default by any Group Company of any obligation assumed by it under any BoS Document; or

                     8.2.2  as  a  consequence   of  any  Event  of  Default  or
                            Potential Event of Default.

9.     Taxes and Increased Cost

       9.1 All payments by a Borrower to BoS (being a Qualifying Bank) under this letter shall be free and without deduction of tax unless that Borrower is required by law to make a payment subject to deduction or withholding of tax, in which case the amount payable by the Borrower will be sufficiently increased to ensure that BoS receives and retains a net sum equal to that which it would have received and retained were no deduction or withholding made. If BoS subsequently receives a tax credit which is referable to the increased payment and which enhances its position, then it will reimburse that Borrower sufficient to redress the position up to the amount received so long as by so doing it does not prejudice receipt or retention of the tax credit.

       9.2 If BoS incurs an Increased Cost, then the Borrowers will indemnify it and will promptly pay to it the amount BoS certifies as payable. BoS will disclose, in reasonable detail, the basis of its calculation but not any matter which it considers confidential.

10.    Payment, Set Off and Interest Calculations

       10.1 All payments of principal, interest or commission will be paid to BoS at the Parent's branch unless BoS otherwise directs and shall be in cleared US Dollar funds free of set-off or counterclaim.

       10.2 All sums of interest or commission will be calculated on the basis of a year of 360 days and for the actual number of days elapsed following decree or judgement as well as before it.

       10.3 Any determination by BoS of any amount of principal, interest, commission or charges or an applicable interest rate shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

       10.4 Where the due date for payment of any sum under any BoS Document is not a Business Day then (without affecting subsequent payment dates) actual payment will be required on the next Business Day unless that day falls in the next calendar month, in which case payment will be on the preceding Business Day.

       10.5 The Borrowers agree that any monies from time to time standing to its credit on any account with BoS may be retained as cover for and at any time without notice to the Borrowers applied by BoS in or towards payment or satisfaction of any monies or liabilities now or from time to time due, owing or incurred by the Borrowers to BoS in whatsoever manner, whether presently payable or not, whether actually or contingently, whether solely or jointly with any other person and whether as principal or surety.

       10.6 If BoS exercises any right of set-off in respect of any liability of the Borrowers and that liability or any part of it is in a different currency from any credit balance against which BoS seeks to set it off, BoS may use the currency of the credit balance to purchase an amount in the currency of the liability at the then prevailing spot rate of exchange and to pay out of the credit balance all costs, charges and expenses incurred by BoS in connection with that purchase.

       10.7 If the Borrowers fail to pay any amount due to BoS in US dollars but makes such payment in another optional currency, the Borrowers shall indemnify BoS against the full cost incurred by BoS (including all costs, charges and expenses) of converting that payment into US dollars.

11.    Illegality

       If, in the opinion of BoS, the introduction of any law or regulation or change in its interpretation, makes it unlawful for BoS to maintain any part of the Facility or carry out any of its obligations in relation to it then BoS will serve notice to that effect on the Parent and that notice will release BoS from those obligations. The Borrowers will then repay to BoS (on its demand or on whatever later date BoS reasonably specifies) the Facility together with any other sums payable to BoS under this letter.

12.    Assignment and Transfer

       12.1 This letter is for the benefit of the Borrowers and BoS and their successors and assignees and transferees of BoS.

       12.2 The Borrowers may not assign or transfer all or any of their rights, obligations or benefits under this letter.

       12.3 BoS will be entitled (after consultation with the Parent) to (1) assign, novate or transfer and/or (2) permit a participation in all or any part of its rights and obligations under this letter to or by any other Qualifying Bank or Banks. The Borrowers undertake to execute and to procure that each Group Company will execute all documents BoS may reasonably require to give effect to an assignment, novation or transfer. If BoS does enter into a participation arrangement, the Borrowers will continue to deal directly with BoS as agent.

       12.4 BoS will be entitled to enter into any sub-participation or other contractual arrangement with any person in relation to the BoS Documents and (subject to Clause 12.5 below) to provide information in relation to the Group to such persons for such purpose.

       12.5 BoS will be entitled to disclose to any prospective or actual assignee, transferee or participant, any other member of the BoS Group or any other person who enters or proposes to enter into contractual relations with BoS in relation to the BoS Documents confidential information concerning each Group Company and its financial condition and any other information which may be given to BoS in relation to this letter, provided that the person to whom such information is disclosed undertakes to BoS to maintain the confidentiality of such information.

13.    Notices

       Unless  otherwise   provided  in  this  letter,   all  notices  or  other
       communications to or between the parties will be in writing and:-

       13.1 will be by first-class pre-paid post or by fax transmission, authenticated to the satisfaction of BoS and if by letter, will be deemed to have been received forty-eight hours after posting (unless hand delivered and then at the time of delivery) and if by fax, when sent (provided a transmission report is received);

       13.2 in order to prove that a notice or demand has been made, BoS need only establish that the notice or demand was properly addressed and posted or transmitted;

       13.3 if given to BoS, it will be given at the address at the head of this letter or at any other address in the UK which BoS may designate at any time by notice to the Parent;

       13.4 if given to any Borrower, it will be deemed to be duly given if given at the address at the front of this letter;

       13.5 BoS may rely upon any communication by telephone or fax or purporting to be on behalf of any Borrower by anyone notified to BoS as being authorised without enquiry by BoS as to authority or identity. The Borrowers agree to indemnify BoS against any liability incurred or sustained by BoS as a result.

14.    Press Release

       The Borrowers and BoS shall agree the terms of any public announcement or press release (other than documents that any Borrower is required to file on any public register) concerning the terms of this letter.

15.    Obligations

       The obligations of each Borrower in relation to the Facility are joint and several.

16.    Waivers and Severability

       16.1 No failure or delay by BoS in exercising any right or remedy under any BoS Document shall operate as a waiver, and no single or partial exercise shall prevent further exercise, of any right or remedy.

       16.2 If any part of this letter is not valid or enforceable then that shall not affect any other part.

       16.3 The Schedules referred to in this letter shall form part of this letter.

17.    Fees and Expenses

       17.1   The Borrowers will pay to BoS:-

              17.1.1 a  restructuring  fee  of  (pound)180,000  payable  on  the earlier of (1) any sale of all or substantially all of the shares or assets held by LPAL or BCM or their Subsidiaries to the extent of the balance due of the restructuring fee or (2) in instalments of (pound)60,000 on each of 30 June 2003, 30 September 2003 and 31 December 2003 and which shall be debited to the current account of the Parent with BoS;

              17.1.2 accrued  management  fees of  (pound)60,000  which shall be payable within 10 Business Days of the date of this letter and which shall be debited to the credit account of the Parent with BoS;

              17.1.3 a management fee of (pound)10,000 per month commencing on 1
                     March 2003  payable (to the extent such fee has accrued) on
                     (1) any sale of all or substantially all of the shares or assets held by LPAL or BCM or their Subsidiaries and (2) the Final Repayment Date and which shall be debited to the current account of the Parent with BoS;

              17.1.3 a facility fee calculated as the average Facility  Exposure for each quarter ending on the quarter date listed in Column 1 multiplied by the Facility Fee Margin listed in Column 2 below. Such facility fee shall be payable in arrears on the relevant quarter date and shall be debited to the current account of the Parent with BoS;


                        Column 1                                  Column 2
                        --------                                  --------

                        31 December 2002                          0.5% per annum
                        31 March 2003                             1.0% per annum
                        30 June 2003                              2.0% per annum
                        30 September 2003                         2.5% per annum
                        31 December 2003                          2.5% per annum


              17.1.4 external legal fees for the  preparation and negotiation of this letter, the approval of documents presented to BoS in terms of Schedule 1 and for the instruction or preparation of the Security Documents and which shall be debited to the current account of the Parent with BoS.

       17.2 The Borrowers will pay or reimburse to BoS (on a full indemnity basis) all reasonable legal, accountancy, valuation, due diligence and other fees, costs and expenses or tax charged to or incurred by BoS in connection with BoS Documents (including the amendment, waiver, enforcement or preservation of the BoS rights) on demand.

18.    Special Inter-Borrower Provisions

       18.1   Borrowers Acknowledgements and Agreements

              18.1.1 Each Borrower  acknowledges  that it will enjoy significant benefits from the business conducted by the other Borrowers because of, among other things, their combined abilities to bargain with other persons including without limitation their ability to receive the Facility on the terms granted by BoS which would not have been available to any individual Borrower acting alone. Each Borrower has determined that it is in its best interest to procure the Facility which the Borrowers will utilise as contemplated by this letter.

              18.1.2 BoS has advised the Borrowers that it is unwilling to enter into this letter and make available the Facility extended hereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the obligations of each other Borrower under the Facility. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce BoS to extend credit pursuant to the Facility and the documents executed in connection therewith (i) because of the desirability to each Borrower of the Facility, the interest rates and the modes of borrowing available thereunder, (ii) because each Borrower may engage in transactions jointly with other Borrowers and
                     (iii) because each Borrower may require, from time to time, access to funds under the Facility for the purposes set forth in this letter.

              18.1.3 Each  Borrower  has  determined  that it has and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature and that the value of the benefits to be derived by such Borrower from the access to funds under this letter (including, without limitation, the inter-Borrower arrangement set forth in this Clause 18.1) is reasonably equivalent to the obligations undertaken pursuant hereto.

              18.1.4 The  Parent  (on behalf of each  Borrower)  shall  maintain records specifying (a) all obligations incurred by each Borrower, (b) the date of such incurrence, (c) the date and amount of any payments made in respect of such obligations and (d) all inter-Borrower obligations pursuant to this Clause 18. The Parent shall make copies of such records available to the BoS, upon request.

       18.2 To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Borrower hereunder and under any other documents invalid or unenforceable, such Borrower's obligations hereunder and under any other documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, provided, however, that each Borrower's obligations hereunder and under the other documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this clause 18.2 were not a part of this Agreement.

       18.3   Authorisation of the Parent by Borrowers

              18.3.1 Each of the Borrowers  hereby  irrevocably  authorises  the
                     Parent to give notices, make requests, make payments, receive payments and notices, give receipts and execute agreements, make agreements or take any other action whatever on behalf of such Borrower under and with respect to this letter or the Facility and each Borrower shall be bound thereby. This authorisation is coupled with an interest and shall be irrevocable, and BoS may rely on any notice, request, information supplied by Parent, every document executed by Parent every agreement made by Parent or other action taken by Parent in respect of the Borrowers or any thereof as if the same were supplied, made or taken by any or all Borrowers. Without limiting the generality of the foregoing, the failure of one or more Borrowers to join in the execution of any writing in connection herewith shall not, unless the context clearly requires, relieve any such Borrower from obligations in respect of such writing.

              18.3.2 The  Borrowers   acknowledge   that  the  credit   provided
                     hereunder is on terms more favourable than any Borrower acting alone would receive and that each Borrower benefits directly and indirectly from all Advances hereunder. Each of the other Borrowers, shall be jointly and severally liable for all obligations regardless of which Borrower requested (or received the proceeds of) a particular Advance.

19.    Counterparts

       This letter may be executed in any number of counterparts and all the counterparts when executed and taken together shall constitute one and the same letter.

20.    Additional Borrowers

       For the purposes of the entry of London Pacific Technologies, Inc., London Pacific Advisors, Inc. and London Pacific Advisory Services, Inc. to accede to this letter as Borrowers, the Parent shall deliver or cause to be delivered to BoS an accession agreement duly executed by the parties thereto in form and context satisfactory to BoS. This letter shall thereafter be read and construed as if each person which is a party to such accession agreement as a proposed additional borrower were a party to this letter having the same rights and obligations of a Borrower and all references to the "Borrowers" hereunder shall be construed accordingly.

21.    Law

       This letter will be governed by and construed according to English law.

22.    Jurisdiction

       22.1 Each of the parties hereto irrevocably agrees for the benefit of BoS that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

       22.2 Each of the Borrowers irrevocably agrees that the courts of the State of New York and the courts of the United States of America, in each case sitting in the County of New York, shall have jurisdiction to hear and determine any Proceedings and to settle any Disputes and, for such purposes, irrevocably submits to the jurisdiction of such courts.

       22.3 Each of the Borrowers irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause
              22.1 and Clause 22.2 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

       22.4 The Parent and each Borrower agrees that the process by which any Proceedings are begun may be served on it by being delivered (i) in connection with any Proceedings in England, to the process agent to be confirmed in accordance with paragraph 4.4 of Schedule 1 (ii) in connection with any Proceedings in New York, the process agent to be confirmed in accordance with paragraph 4.4 of Schedule
              1. If the appointment of either of the persons mentioned in this Clause 22.4 ceases to be effective in respect of any Borrower, such Borrower shall immediately appoint a further person in England or, as the case may be, New York to accept service of process on its behalf in England or, as the case may be, New York and, failing such appointment within 15 days, BoS shall be entitled to appoint such a person by notice to the Parent. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

       22.5 The submission to the jurisdiction of the courts referred to in Clause 22.1 and Clause 22.2 shall not (and shall not be construed so as to) limit the right of BoS to take Proceedings against any Borrower in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction
              (whether concurrently or not) if and to the extent permitted by applicable law.


Yours faithfully


.....................................................
for and on behalf of
THE GOVERNOR AND COMPANY
OF THE BANK OF SCOTLAND

Agreed and accepted on behalf of LONDON PACIFIC GROUP LIMITED

By ......................................................... Director

............................................................. Director/Secretary

Date:


Executed as a Deed by
BERKELEY INTERNATIONAL CAPITAL CORPORATION acting by in the presence of this witness:

................................................. Signature

................................................. Name

................................................. Address

.................................................


Executed as a Deed by BERKELEY INTERNATIONAL CAPITAL LIMITED acting by in the presence of this witness:

................................................. Signature

................................................. Name

................................................. Address

.................................................


Executed as a Deed by NORTH AMERICAN FIDUCIARY SERVICES, INC acting by in the presence of this witness:

................................................. Signature

................................................. Name

................................................. Address

.................................................







Executed as a Deed by BERKELEY (USA) HOLDINGS LIMITED acting by in the presence of this witness:

................................................. Signature

................................................. Name

................................................. Address

.................................................


Executed as a Deed by BERKELEY CAPITAL MANAGEMENT acting by in the presence of this witness:

................................................. Signature

................................................. Name

................................................. Address

.................................................


Executed as a Deed by BERKELEY INSTITUTIONAL INVESTMENT, INC. acting by in the presence of this witness:

................................................. Signature

................................................. Name

................................................. Address

.................................................

IMPORTANT NOTICE: As with any legally binding agreement, we recommend that you consult your solicitor or other independent legal adviser before accepting this letter.

                                   SCHEDULE 1

                              CONDITIONS SUBSEQUENT



1.     Security

       On or prior to 7 February 2003:-

       1.1 a charge over all securities held by Berkeley International Capital Limited.

       1.2 accession to this agreement as Borrowers by London Pacific Advisors, Inc., London Pacific Advisory Services, Inc. and London Pacific Technologies, Inc. and charges over all Intellectual Property Rights held by London Pacific Advisors, Inc..

       1.3 a pledge over the shares in Berkeley Capital Management and London Pacific Advisors, Inc.

       1.4 a pledge of Berkeley International Capital Limited's 8% preference shareholding in Nazareth International.

2.     Warrants

       On or prior to 7 February 2003:-

       Warrants in favour of BoS or one of its subsidiaries to acquire 3% of the equity share capital of the Parent.

3.     Secretarial

       To be delivered within 10 Business Days of the date of the Borrowers' execution of this letter:-

       3.1    A Certified Copy of the constitutive documents of each Borrower.

       3.2    A  Certified  Copy  of the  board  resolutions  of  each  Borrower
              approving  the  execution,   delivery  and   performance  of  this
              Agreement.

       3.3    A Secretary's Certificate from each Borrower.

       3.4 Evidence of the process agent that has agreed to act as agent of each Borrower for the service of process in England and of the process agent has agreed to act as agent of each Borrower for the service of process in New York.

       3.5 The information and evidence in respect of the Borrowers required by BoS to comply with its anti money laundering procedures.

4.     Legal Opinions

       To be delivered concurrently with each relevant document (or as otherwise agreed with BoS):-

       An opinion by the relevant counsel to BoS relating to the due execution by each non UK Group Company of this letter and any Security Document.

                                   SCHEDULE 2

                         REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants that:-

1. each Group Company is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

2. no Group Company has any Borrowings (other than Permitted Borrowings) and no Security Right (other than a Permitted Security Right) exists over the property or assets of any of them;

3. no Event of Default nor Potential Event of Default has occurred and is continuing unwaived;

4. each Borrower has power to enter into and comply with its obligations in terms of the BoS Documents;

5. everything has been done (including obtaining any necessary consents) in order (1) for each Borrower to comply with its obligations under the BoS Documents and (2) to ensure that those obligations are legally binding;

6. execution of and compliance with the BoS Documents does not cause any Borrower to breach:-

       (a) any law, regulation, judicial or official order to which it is subject;

       (b)    its constitutive documents; or

       (c) any letter, undertaking or restriction to which it is a party or subject;

       and will not result in the imposition of any Security Right (other than a Permitted Security Right) on any of its assets;

7. each statement of fact contained in the Business Plan is materially correct and, so far as the Borrowers are aware, there are no other matters concerning any Group Company not already disclosed in writing to and accepted by BoS which would materially qualify or contradict the Business Plan;

8. all statements of opinion in the Business Plan were, when made, given in good faith after careful consideration and are still honestly and reasonably held; all forecasts and projections contained in the Business Plan were prepared in good faith, after careful consideration and on the basis of reasonable assumptions and the Borrowers are not aware of anything which might affect their accuracy;

9. save as disclosed to BoS in compliance with Clause 2.2 of Schedule 3, no Material Litigation is current, pending or threatened against any Group Company or its assets;

10. the copies of all Certified Copy documents and other documents delivered to BoS are true, accurate and complete in all material respects;

11. the most recent Financial Statements of the Group delivered to BoS in terms of Schedule 5 were prepared in accordance with US GAAP and give a true and fair view of the financial condition of the Group at the end of the relevant period and there has been no material adverse change in the financial condition of the Group since the date of those statements;

12. each Borrower (other than the Parent) is a wholly owned (direct or indirect) subsidiary of the Parent;

13. each Group Company holds all licences and consents (including Environmental Licences) necessary for the ownership, occupation or use of its property and which allow it to comply with the terms of the BoS Documents and to conduct its business and has complied in all material respects with those licences and consents and with Environmental Law;

14. no Dangerous Substance is present on, in, under or adjacent to any property owned or occupied by a Group Company or has been used, disposed of or released at or from any property owned or occupied by a Group Company or (to the best of the Borrowers' knowledge) from any adjoining property, which, in either case, is likely to result in a liability which, in the opinion of BoS, would have a Material Adverse Effect;

15. all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this letter and any guarantee of the obligations of the Borrowers hereunder to which it is a party, (b) to ensure that the obligations expressed to be assumed by it in this letter and any such guarantee are legal, valid, binding and enforceable and (c) to make this letter and any such guarantee admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed;

16. under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of BoS against it under this letter and any guarantee of the obligations of the Borrowers will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application;

17. (save in respect of any filing any Borrower is obliged to make with the Securities and Exchange Commission and with the Financial Services Authority) under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that this letter be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this letter;

18. under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make hereunder.

                                   SCHEDULE 3

                                GENERAL COVENANTS

1.     Each Borrower shall, save with the prior written consent of BoS:-

       1.1 ensure that its obligations in respect of the Facility and the obligations of itself and each other Group Company under the Security Documents at all times rank ahead of all other Borrowings of each Group Company unless statutorily preferred;

       1.2 notify BoS of any Event of Default or Potential Event of Default immediately upon becoming aware of it, at the same time describing the steps (if any) being taken to nullify or mitigate its effects.

2. Each Borrower shall, and shall procure that each other Group Company shall, unless it has a prior written waiver from BoS:-

       2.1 effect and maintain (with BoS interest noted on them) sufficient and appropriate policies of insurance of its business and assets and supply copies or evidence of them on written demand by BoS;

       2.2    advise BoS promptly of Material Litigation;

       2.3 take whatever steps and execute whatever documents BoS may reasonably require in order to give effect to the Security Documents;

       2.4 have and maintain all licences and authorisations necessary under any law or regulation affecting the conduct of its business;

       2.5 comply with all Statutory Controls and promptly give to BoS a copy of any notice concerning compliance with them;

       2.6    preserve  its   Intellectual   Property  Rights  and  observe  all
              covenants and stipulations affecting them;

       2.7 at the Borrowers' expense, permit BoS to obtain valuations of whatever Group assets which BoS may, at any time, reasonably require;

       2.8 on receiving the same, notify BoS of any actual or threatened claim against any Group Company in respect of an alleged breach of Environmental Law or Remedial Action or liability under such law which could, if well-founded, (1) have a Material Adverse Effect or (2) constitute a material liability of that Group Company (which shall be judged solely by BoS);

       2.9 indemnify BoS, any receiver appointed by BoS and their respective officers, employees and agents against all costs and expenses suffered or incurred by them which arise as a result of (1) any actual or threatened breach of Environmental Law, (2) any actual or threatened release of or exposure to a Dangerous Substance on, at or from the premises or operations of any Group Company or (3) any actual or threatened claim referred to in Clause 2.9 above whether such claim has a Material Adverse Effect or not;

       2.10 where harm in terms of the Environmental Protection Act 1990 (as amended by the Environment Act 1995) has been caused to any property belonging to any Group Company over which BoS has or will have a security interest pursuant to a Security Document, ensure that none of the Group Companies is held liable for the harm or the Remedial Action associated with such harm and is not the "appropriate person" in terms of that Act who has caused or knowingly permitted that harm or contamination of land to occur and be aware both of the identity of the appropriate person and of that person's current financial condition.

3. Each Borrower shall not, and shall procure that each other Group Company shall not, save with the prior written consent of BoS:-

       3.1 grant or permit to subsist any Security Right other than a Permitted Security Right;

       3.2 incur or contract to incur or permit to subsist any Borrowings other than Permitted Borrowings;

       3.3    dispose  of  or  part  with   control  of  (whether  by  a  single
              transaction or a series of transactions) any asset or undertaking (other than a Permitted Disposal);

       3.4 carry on any business other than that undertaken at the date of acceptance of this letter;

       3.5 lend or give credit to or indemnify or guarantee any other person(s) unless it is (1) to or on account of the obligations of another Group Company which has granted Full Group Security, (2) in the ordinary course of trade or (3) employee loans of up to (pound)20,000 in aggregate;

       3.6 join any partnership or joint venture with any other person or amalgamate with any other person (other than as part of a solvent reconstruction with the prior written consent of BoS);

       3.7 alter the accounting principles and practices applied in its Financial Statements (unless to comply with US GAAP or on the advice of its auditors);

       3.8    alter its accounting reference date;

       3.9 enter an arrangement for finance not shown in its balance sheet as Borrowings;

       3.10   factor or discount its debts;

       3.11 allow any dormant company to undertake any significant accounting transaction or otherwise commence trading or to acquire or assume any rights or liabilities without first having granted Full Group Security.

4. The Parent covenants that it shall keep BoS fully informed of any prospective sale of FBL (where either the shares held by the Parent in FBL are sold or substantially all of the assets of FBL are sold) and shall promptly ensure that Net Proceeds arising from such sale are promptly applied in reduction of the Facility Exposure.

                                   SCHEDULE 4

                               FINANCIAL COVENANTS

1.     The Borrowers covenant with BoS as follows:-

       1.1    Core Operating Profit

       Core Operating Profit shall not be more than 15% adverse variance of the forecast identified in the Business Plan.

       1.2    Cash Balances

       Cash Balances shall not be less than 85% of the amounts identified in the Business Plan.

2. The financial covenants shall be tested on a quarterly basis (and in respect of the Core Operating Profit Covenant, by reference to the period commencing 1 October 2002) in each case by reference to the latest financial statements of the Parent or, if more recent, to the latest management accounts of the Group, provided that, where any financial covenant is tested by reference to management accounts it shall be tested again by reference to financial statements when the relevant financial statement become available.

3.     For the purposes of this Schedule 4:-

       "Core Operating Profit" means, for any specified period, the operating profit of the consolidated Group, excluding that of LPAL and its subsidiaries, and excluding interest, income, interest expense, realised and unrealised investment gains and losses, goodwill amortisation and write-offs, income taxes, the loss on disposal of London Pacific Life & Annuity Company, fees and expenses owed or paid to BoS including management fees, restructuring fees, facility fees, guarantee fees, legal fees (including legal fees incurred in relation to this Agreement), accountancy fees, valuation fees, due diligence fees and other fees, costs and expenses), and amounts paid on behalf of Furniture Builders
       Limited ("FBL") and its Subsidiaries relating to FBL's and its Subsidiaries borrowings from BoS (including principal payments, interest, facility fees and other fees, costs and expenses).

       "Cash Balances" means the cash balances of the consolidated Group excluding that of LPAL and its Subsidiaries, A.C.O.T Trustee Limited and the London Pacific Group 1990 Employee Share Option Trust, and excluding London Pacific Securities, Inc., cash that is restricted due to a regulatory capital requirements. The Cash Balances will be adjusted for the add back of interest paid to BoS in excess of that included in the Business Plan, principal payments to BoS, fees and expenses paid to BoS (including management fees, restructuring fees, facility fees, guarantee fees, legal fees (including legal fees incurred in relation to this Agreement), accountancy fees, valuation fees, due diligence fees and other fees, costs and expenses), and amounts paid on behalf of FBL and its Subsidiaries relating to their borrowings from BoS (including principal payments, interest, facility fees and other fees, costs and expenses).

4. If the Borrowers breach the terms of any of the financial covenants specified above, without prejudice to any of its other rights or remedies, BoS shall be entitled to:-

       4.1 initiate an investigation and instruct any report (accounting, legal and valuation or otherwise) on the business and affairs of any Borrower or any other Group Company which BoS deems necessary to ascertain the financial position of the Group, all costs incurred by BoS in so doing being payable by the Borrowers; and/or

       4.2    increase the Margin by one per cent (1%).

                                   SCHEDULE 5

                         financial information COVENANTS

The Parent covenants that it will supply to BoS:-

1. within 120 days after the end of each financial year of the Parent two copies of its Financial Statements;

2. within 30 days after the end of each month in each financial year of the Parent, a management information pack (including the management accounts and a profit and loss account, balance sheet and cash flow statements) on a consolidated basis for the Group and showing a comparison with the Business Plan together with commentary by the finance director on all material aspects of those management accounts;

3. at the same time as it delivers the Financial Statements and on each testing date of the financial covenants a certificate of compliance with the financial covenants set out in Schedule 4 signed by a director of the Parent, setting out in reasonable detail supporting computations and in form and content acceptable to BoS;

4. from time to time, promptly after filing of the same, provide the Bank with a copy of the form 10-K filed by the Parent with the Securities and Exchange Commission of the United States.

5. such further financial information about the business and financial condition of the Group as BoS may from time to time reasonably require.

The Parent also covenants that it will identify from any consolidated accounts prepared for itself and its Subsidiaries the financial performance of any undertaking included in those accounts as a subsidiary undertaking (which is not a Subsidiary) and will provide details of all financing agreements and arrangements to which any Group Company is a party which need not be shown in the Financial Statements of the Parent.

                                   SCHEDULE 6

                                events of default

1. Any Borrower fails to pay any sum due under a BoS Document on its due date, other than as a result of the failure of the appropriate payment transmission system which is not within the Borrower's control;

2. any written information or projection given or any representation, warranty or statement made or repeated by or on behalf of any Borrower under the BoS Documents (whether before or after the date of this letter) is incorrect, inaccurate, incomplete or, in the opinion of BoS, misleading in any material respect and, if the relevant circumstances are capable of remedy, those circumstances are not remedied within seven days;

3. any Borrowings in excess of $50,000 of any Group Company are not paid when due for payment (whether because of acceleration or otherwise) or within any originally permitted period of grace or any creditor of all or any of the Group Companies becomes entitled to declare any such borrowings due and payable prior to their stated maturity;

4. Any Borrower fails to comply with the terms of Schedule 4 or any Group Company fails to deliver the documents and evidence listed in Schedule 1 within the timescales therein or fails to comply with the terms of any of Clauses 3.1, 3.2, 3.3, 3.5, 3.11 or 4 of Schedule 3;

5. any Borrower fails to comply with any other covenant, undertaking or obligation given or owed by it under a BoS Document which is not remedied to the satisfaction of BoS within fourteen days after the first of (1) a Borrower being aware of the failure or (2) notice by BoS calling for its remedy (should BoS reasonably consider it to be remediable);

6. any Group Company ceases or threatens to cease to carry on its business or a significant part of it (unless as part of a solvent reconstruction approved by BoS) or suspends or threatens to suspend payment of its debts or is unable or is deemed to be unable to pay its debts within the meaning of Section 123 (1) of the Insolvency Act 1986;

7. a proposal is made or a nominee or supervisor is appointed for any Group Company for a composition in satisfaction of its debt or for a scheme of arrangement of its affairs or other arrangement or any proceedings for the benefit of its creditors are commenced under any law, regulation or procedure relating to the reconstruction or readjustment of debt;

8. a petition is made for an administration order under the Insolvency Act 1986 with respect to any Group Company;

9. any steps are taken by a Group Company (without BoS prior written consent) or any other person (unless in the case of a person other than a Group Company those steps are reasonably considered by BoS to be frivolous or vexatious) to wind up or dissolve any Group Company or to appoint a liquidator, trustee, receiver, administrative receiver or similar officer to any Group Company or any part of its undertaking or assets;

10. any legal process (not being reasonably considered by BoS to be defensible or vexatious, in good faith and where the total liability of the Borrowers could reasonably be expected to exceed $200,000) is levied, enforced or sued against a Group Company or its assets or any person validly takes possession of any of the property or assets of a Group Company or steps are taken by any person to enforce any Security Right against any of the property or assets of a Group Company;

11. any event occurs or proceedings are taken in respect of a Group Company in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in paragraphs 6 to 10 above (inclusive);

12. any part of a BoS Document ceases to be legal or effective (or a Group Company so alleges) or any consent required to enable a Group Company to perform its obligations under a BoS Document ceases to have effect;

13. notice of withdrawal or discontinuance of any guarantee or security provided by any third party (including any Group Company) is served on BoS and a replacement guarantor suitable to BoS cannot be found within seven days of receipt of such notice;

14. control of any Group Company passes to any person or persons (whether acting individually or in concert) who is or are not a shareholder in it immediately after the date of this letter without the prior written consent of BoS;

15. any licence, authority, permit, consent, agreement or contract which is material to the business from time to time of any Group Company is terminated, withheld or modified which in the opinion of BoS, will have a Material Adverse Effect;

16. in the reasonable opinion of BoS at any time after the date of this letter:-

       16.1 there is a risk of material liability to BoS under Environmental Law or because it has taken security (direct or third party) for the Facility; or

       16.2 the value of any asset of any Group Company may be diminished in any material way because of Environmental Law or any Environmental Condition; or

       16.3 any Group Company does not comply with regulations or the law applicable to its business or with Environmental Law or Licence(s) which failure to comply will have a Material Adverse Effect;

17. the Financial Statements of any Borrower are qualified (except where the qualification is of a technical nature and the remedy for the matter giving rise to the qualification would have no effect on the results for the period to which the Financial Statements relate or on the financial position of the Group as at the end of that period) or there is any material adverse change in the financial condition of the Group;

18. any other circumstance or event occurs or arises which will have a Material Adverse Effect.

                                   SCHEDULE 7

                         DEFINITIONS AND INTERPRETATION

"Advance" means an advance under the Facility.

"Available Facility" means the amount of the Facility at any time less the Facility Exposure.

"BCM" means Berkeley Capital Management.

"Borrowings" means (without double counting):-

1.     money borrowed or raised and includes capitalised interest;

2. any liability under any bond, note, debenture, loan stock, redeemable preference share capital or other instrument or security;

3. any liability for acceptance or documentary credits or discounted instruments;

4. any liability for the acquisition cost of assets or services payable on deferred payment terms where the period of deferment is more than 90 days;

5. any liability under debt purchase, factoring and similar agreements and capital amounts owing under finance leases, hire purchase or conditional sale agreements or arrangements; and

6.     any  liability   under  any  guarantee  or  indemnity   (except   product
       warranties).

"BoS" means The Governor and Company of the Bank of Scotland and its successors, assignees and transferees.

"BoS Documents" means this letter, the Security Documents, any agreement for working capital and all documents supplemental to any of them.

"BoS Group" means BoS, any Subsidiary of it, any holding company of it and any Subsidiary of its holding company.

"Business Day" means a day when the branch of BoS at which the Parent's account is located is open for business.

"Business Plan" means the business plan (including any schedules and appendices) prepared by the Parent dated 7 November 2002 as amended from time to time with the prior written consent of BoS and initialled for identification purposes by BoS and the Parent.

"Cash Collateral Account" means the account to be established by the Parent pursuant to Clause 2.7.

"Certified Copy" means a copy certified as true, complete and up to date by the specified person or, if no-one is specified, by either the secretary of the relevant Group Company or the Borrowers' solicitors.

"Cost Savings" means any savings generated by the Group (and identified as such in the Management Information pack delivered pursuant to Schedule 5) which are not required for the ongoing working capital purposes of the Group.

"Dangerous Substances" means any substances capable of causing harm to man or any other living organism or to the soundness of repair and condition of buildings or damaging the environment.

"Default Rate" means the rate which is one per cent (1%) per annum over the rate at which interest and/or guarantee fees are paid on the Facility under this letter.

"Environmental Condition" means the presence of any Dangerous Substance on, in, under or adjacent to any property or any part of it or in any controlled waters (as defined in the Water Resources Act 1991) which are on, in, under or adjacent to the property owned or occupied by a Group Company or the escape, release or migration of any Dangerous Substance from any property owned or occupied by a Group Company.

"Environmental Law" means all laws, statutes, regulations, rules, orders, ordinances, directives, codes of practice, circulars, guidance notices and court decisions (whether in the UK, UK or elsewhere) concerning the protection of human health or welfare or the environment (as defined in the Environmental Protection Act 1990 or the Comprehensive Environmental Response, Compensation and Liability Act) or the conditions of the work place (as promulgated under the Occupational Safety and Health Act in the USA) or the generation, transportation, storage, treatment, management, handling, emission, release, discharge or disposal of Dangerous Substances.

"Environmental Licence" means any licence, authorisation or approval required by Environmental Law.

"Event of Default" means an event set out in Schedule 6.

"Facility" means the term loan and guarantee facility given under this letter and the amount of it outstanding at any time and the terms attaching to it as these may be varied by further agreement between the Borrowers and BoS.

"Facility Exposure" means the aggregate of the amount of the Advances outstanding under the Facility and the Guarantee Exposure (but disregarding any Advance made in order to reduce the Guarantee Exposure in order to avoid double counting).

"FBL" means Furniture Builders Limited whose registered office is 1209 Orange Street, Wilmington, Delaware 19801, USA.

"Final Repayment Date" means 31 December 2003.

"Financial  Statements"  means the audited  annual  profit and loss  account and balance  sheet  of  the  relevant  company  for  each  of  its  financial  years
(consolidated for each financial year during which that company has a subsidiary) together with related directors' and auditors' reports.

"Full Group Security" means guarantees in favour of BoS from each Group Company on account of the obligations of each other Group Company and any other security (fixed or floating) which BoS may require.

"Group" means the Parent and each of its Subsidiaries which is not dormant and "Group Company" is construed accordingly.

"Guarantee" means a guarantee issued by BoS pursuant to this letter in form and content acceptable to BoS or a letter of credit on behalf of the Borrower under the terms of the Uniform Customs and Practice for Documentary Credits (as revised from time to time) and otherwise on BoS standard terms and conditions (which will be set out in the BoS application for the documentary credit, a copy of which will be provided to the relevant Borrower if so requested) and in accordance with the tariffs applicable for levers of credit issued to the Parent from time to time.

"Guarantee Exposure" means the aggregate maximum amount for which BoS may be liable under a Guarantee or Guarantees from time to time.

"Increased Cost" means:-

1. an additional or increased cost incurred by BoS as a result of it having entered into, or performing, maintaining or funding its obligations under this letter; or

2. that portion of an additional or increased cost incurred by BoS in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Facility; or

3. a reduction in any amount payable to BoS or in the effective return to BoS under the Facility or on its capital; or

4. the foregone amount of any payment made or interest or other return on or calculated by reference to any amount received or receivable by BoS under the Facility;

in each case arising as a result of any change, introduction, interpretation or administration of any law or regulation after the date of this letter or any compliance after the date of this letter with any law or regulation relating to reserve assets, special deposits, cash ratios, liquidity or capital adequacy requirements or any other form of banking or monetary control (including controls and requirements of the Bank of England, the Financial Services Authority, the European Central Bank or any other governmental or regulatory authority) or the introduction of, changeover to or operation of a single or unified European currency or otherwise but excluding (1) costs compensated for by the MLA Costs or (2) payments in respect of tax under Clause 9.1 of this letter or (3) costs not generally applicable to U.K. banks.

"Indemnified Events" means all actions, suits, proceedings, claims, demands, liabilities, costs, expenses, losses, damages and charges whatsoever (except those arising as a result of the gross negligence or wilful misconduct of BoS) which may occur in relation to or arising out of BoS having given the Treasury Guarantee.

"Intellectual Property Rights" means patents, patent applications, trade marks, community trade marks, service marks, trade names, brand names, registered designs, copyright and all other industrial and intellectual property rights.

"Interest Payment Date" means the last Business Day of each Interest Period unless its duration is more than three months in which case it will also be the last Business Day of each three month period during that Interest Period.

"Interest Period" means each period selected under Clause 2.3 and to which a rate of interest calculated by reference to that clause applies.

"Issue Request" means a written request in the form set out in Schedule 8B requesting the issue of a Guarantee.

"LIBOR" means the rate (expressed as an annual percentage rate) at which US Dollar deposits in an amount equal to the relevant Advance are offered to BoS in the London Inter Bank Market by prime banks, selected by BoS, at or about 11 am on the first Business Day of an Interest Period for the same period and amount in US Dollar.

"Listing" means the admission to the Official List of London Stock Exchange Limited of any shares of any Group Company or the granting or permission for any such shares to be dealt in on any recognised investment exchange (within the meaning of Section 207 of the Financial Services Act 1986) or any other market for the public trading of securities in any country or a reverse take-over (within the meaning contained in the London Stock Exchange publication titled "The Listing Rules" current at the date of this Agreement) by the relevant Group Company of another company whose shares are already the subject any of the foregoing.

"LPAL" means London Pacific Assurance Limited of 6 Minden House, Minden Place, St Helier, Jersey.

"Margin" means :-

       3.5%   in respect of Facility Exposure up to $10,000,000; and

       4.5%   in  respect  of  Facility   Exposure   above   $10,000,000  up  to
              $23,000,000.

"Material Adverse Effect" means any effect which, in the reasonable opinion of BoS, might:-

1. affect the ability of any Group Company to comply with its obligations under a BoS Document;

2.     give rise to a breach of the financial covenants set out in Schedule 4;

3. adversely affect the business, assets or financial condition of the Group as a whole; or

4. (where the context so admits) result in any of the Security Documents not being legal, valid and binding on, and enforceable substantially in accordance with its terms against any party to that Security Document or not providing BoS with enforceable security over the assets to be covered by it.

"Material Litigation" means any litigation, arbitration or administrative proceeding raised or threatened against, or defended by or judgement outstanding in relation to any Group Company, which involves, or if an adverse finding were made would involve, a total liability (whether actual or contingent) in excess of (pound)50,000 and which is to be reported in detail by the Borrowers to BoS.

"MLA Costs" means the costs (expressed as an annual percentage at a rate rounded up to the nearest one eighth per cent) calculated by BoS in accordance with its usual practice of complying with any reserve asset and/or special deposit and/or cash ratio and/or liquidity and/or capital adequacy and/or banking control or similar requirements of Bank of England, the Financial Services Authority, the European Central Bank or any other governmental or regulatory authority.

"Net Proceeds" means the sale proceeds of any asset disposed of by any Group Company and payable to that Group Company less the reasonable expenses of sale approved by BoS but excluding Permitted Disposals.

"Notice of Drawdown" means a written notice in the form set out in Schedule 8A requesting drawdown of an Advance.

"Permitted Borrowings" means:-

1.     the Facility and amounts due in respect of it;

2. Borrowings between Group Companies where each have granted Full Group Security; and

3. commitments of members of the Group under finance lease, hire purchase or conditional sale agreements or arrangements which do not at any time exceed (pound)200,000 in aggregate.

Permitted Disposals" means:-

1. the disposal of assets on an arm's length basis in the ordinary and usual course of trading including the use of cash for any such purpose;

2. disposals between Group Companies where the transferee has granted Full Group Security;

2. disposals where the proceeds are applied towards the acquisition of a replacement within 30 days of the disposal;

3. disposals made other than in the ordinary and usual course of trading and not referred to in paragraphs 1 and 2 above but on an arm's length basis and only if the value of the assets disposed of (whether by a single or several transaction) when taken together with all similar disposals made by the Group is not in total more than $25,000.

"Permitted Security Rights" means (1) liens and rights of set-off securing obligations which are not overdue beyond their standard payment dates, arising by operation of law in the ordinary and usual course of trading (2) Security Rights arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired in the ordinary and usual course of trading or (3) Security Rights granted in terms of the BoS Documents or with the prior written approval of BoS.

"Potential Event of Default" means any event, act or condition which, with the giving of notice and/or lapse of time, and/or any other event, act or condition which, in the reasonable opinion of BoS, will or is likely to constitute an Event of Default.

"Proceeds Account" means the account to be established by the Parent pursuant to Clause 2.6.

"Qualifying Bank" means a bank for the purposes of Section 349 of the Income and Corporation Taxes Act 1988 which is within the charge to UK corporation tax as regards any interest payable to it under or in connection with this letter and/or any other BoS Document at the time when such interest is paid.

"Rate" means 0.5% under BoS base rate as that rate varies from time to time.

"Remedial Action" means any action, works or operations required at any time to be carried out by or on behalf of any Group Company in order to remove, remedy, prevent, clean-up, abate, contain, eradicate or mitigate the effects of any Environmental Condition, including (without prejudice) any such action, works or operations agreed or determined to be carried out pursuant to any negotiations entered into with any statutory authority by any Group Company with a view to mitigating any loss attributed to Environmental Law or Environmental Condition.

"Sale" means any transaction pursuant to which a person (or persons acting in concert) obtain control of any Borrower (other than those persons having control of that Borrower immediately after the date of this letter) or in terms of which all or substantially all of the assets of the a Borrower of a Group Company are sold to any person (other than a member of the Group).

"Secretary's Certificate means a certificate as appropriate for the relevant jurisdiction of each Borrower to be executed by the Secretary of the relevant Borrower.

"Security Documents" means the documents listed under the heading of Security in
Schedule 1 and any other security granted to BoS.

"Security Right" means any mortgage, charge, security, pledge, lien, right of set-off, right to retention of title or other encumbrance, whether fixed or floating, over any present or future property, assets or undertaking.

"Statutory Control" means each of the following which affects any Group Company or any of its assets from time to time:-

1.     any legislation (including delegated legislation);

2.     any consent made or given under any legislation; and

3. any notice, order or correspondence related to paragraphs 1. or 2. above and having the force of law.

"Sterling" and the figure "(pound)" shall mean the lawful currency of the UK.

"Subsidiary"  and "holding  company"  shall have the  meanings  given to them in
Section 736 of the Companies Act 1985 (including any Subsidiary acquired after the date of this letter) and "Subsidiaries" shall mean all or any of them, as appropriate.

"Treasury" means HBOS Treasury Services PLC (registered number 2692890), having its registered office at 33 Old Broad Street, London, EC2N 1HZ.

"Treasury Guarantee" means the agreed form guarantee entered into between Treasury and BoS now or in the future in relation to all sums due and payable by the Parent or any Group Company under any hedging/swap/interest rate/currency documentation or any similar documentation in respect of any forward foreign exchange contracts or other derivative contracts entered into now or in the future between the Parent or any Group Company and Treasury.

"US GAAP" means generally accepted accounting principles in the United States of America.

"US Dollars" and "$" shall mean the lawful currency of the United States of America.


Interpretation

Any reference in this letter to:-

(1) statutes, statutory provisions and other legislation shall include all amendments, substitutions, modifications and re-enactments for the time being in force.

(2) "control" of any company shall be interpreted in accordance with Section 840 of the Income and Corporation Taxes Act 1988.

(3) "including" shall not be construed as limiting the generality of the words preceding it.

(4) "a Schedule" shall be construed as a reference to the schedules to this letter.

(5) any term or phrase defined in the Companies Act 1985 (as amended from time to time) shall bear the same meaning in this letter.

(6) words importing the singular shall include the plural and vice versa and words denoting any gender shall include all genders.

(7) this letter and to any provisions of it or to any other document referred to in this letter shall be construed as references to it in force for the time being and as amended, varied, supplemented, restated, substituted or novated from time to time.

(8) a person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity.

(9) any person are to be construed to include that person's assignees or transferees or successors in title, whether direct or indirect.

Clause headings are for ease of reference only and are not to affect the interpretation of this letter.

                                   SCHEDULE 8

                                  The Borrowers


London Pacific Group Limited

Berkeley International Capital Corporation

Berkeley International Capital Limited

North America Fiduciary Services Inc.

Berkeley (USA) Holdings Limited

Berkeley Capital Management

Berkeley Institutional Investments Inc.

                              --------------------

                                 FACILITY LETTER

                                20 December 2002

                              --------------------






                                BANK OF SCOTLAND


                                Funding of up to

                                   $23,000,000


                                       to


                          LONDON PACIFIC GROUP LIMITED

















                              MACLAY MURRAY & SPENS

                               3 Glenfinlas Street
                                Edinburgh EH3 6AQ
                               Tel: 0131-226-5196
                               Fax: 0131-226-3174